EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS



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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use, in the registration statement on Form S-1/A of Garner Investments, Inc., of our report dated February 26, 2008 on our audits of the financial statements of Garner Investments, Inc. as of December 31, 2007 and 2006, and the results of its operations and cash flows for the two fiscal years then ended and for the period from inception February 13, 1997 to December 31, 2007, and the reference to us under the caption "Experts".

March 21, 2008


/s/Larry O'Donnell, CPA, P.C.
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Larry O'Donnell, CPA, P.C.
2228 South Fraser Street
Unit 1
Aurora, Colorado  80014